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                                                                    EXHIBIT 4.2



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                              MEDAPHIS CORPORATION

                                      AND

                             SUNTRUST BANK, ATLANTA
                                 Warrant Agent



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                               WARRANT AGREEMENT

                            Dated as of July 8, 1998

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         THIS WARRANT AGREEMENT (this "Agreement"), dated as of July 8, 1998, is by and between MEDAPHIS CORPORATION, a Delaware corporation (the "Company"), and SUNTRUST BANK, ATLANTA, a Georgia corporation, having its principal office in Atlanta, Georgia (said corporation, and any successor which shall become such in the manner prescribed in this Agreement, are herein called the "Warrant Agent").

         WHEREAS, the Company proposes to issue warrants (the "Warrants") to purchase an aggregate of 5,309,523 shares of its voting common stock, par value $0.01 per share (the "Common Stock"), in connection with the settlement of certain litigation entitled In Re: 1996 Medaphis Corporation Securities Litigation, filed in the United States District Court for the Northern District of Georgia, Civil Action No. 1:96-CV-2088-TWT (the "1996 Class Action Settlement"); and

         WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Warrants to be issued under this Agreement (the "Warrant Certificates") and the exercise of the Warrants.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                   SECTION 1.

                          Appointment of Warrant Agent

         The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions in this Agreement hereinafter set forth, and the Warrant Agent hereby accepts such appointment.



                                   SECTION 2.

            Date, Denomination and Execution of Warrant Certificates

         The Warrant Certificates (and the Form of Election to Purchase and the Form of Assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially of the tenor and purport recited in Exhibit A hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or


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regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Common Stock or the Warrants may be listed or any automated quotation system, or to conform to usage. The Warrant Certificates shall entitle the registered holders thereof, subject to the provisions of this Agreement and the Warrant Certificate, to purchase, after the Registration Date (as defined below), and on or before the close of business on July 8, 2003 (the "Expiration Date"), one fully paid and nonassessable share of Common Stock for each Warrant evidenced by such Warrant Certificate, at the price per share set forth therein, subject to adjustment as provided in Section 6 hereof. The Company covenants that it shall file as soon as reasonably practicable after the Price Threshold Date (as defined below) a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") registering under the Securities Act of 1933, as amended (the "Securities Act") the shares of Common Stock issuable upon exercise of the Warrants, and covenants to exercise reasonable commercial efforts to have the Registration Statement declared effective by the SEC and to take such action under the laws of the various states as may be required to cause the sale of the Common Stock upon exercise of the Warrants to be lawful. The Company further covenants to exercise reasonable commercial efforts to maintain the effectiveness of the Registration Statement and such approvals or qualifications as may be required under applicable state law until the Expiration Date; provided, however, that the Company will have the right to: (A) delay the initial filing or effectiveness of the Registration Statement for up to ninety (90) days, or (B) after the SEC has declared the Registration Statement effective, to suspend the effectiveness of such Registration Statement for up to ninety (90) days if, in the good faith judgment of the Board of Directors of the Company, such delay or suspension is necessary in light of the existence of material nonpublic information (financial or otherwise) concerning the Company, disclosure of which at the time is not, in the good faith determination of the Board of Directors of the Company based upon advice of counsel (i) otherwise required and (ii) in the best interests of the Company. The "Price Threshold Date" shall be such date on or after August 8, 1998 as the average closing price of Common Stock on the Nasdaq Stock Market (or on such exchange, market or quotation service as the Common Stock is then traded, listed or quoted) for the preceding twenty (20) consecutive trading days shall equal or exceed $11.00 per share, which amount shall be appropriately adjusted for any stock splits, reclassifications or similar transactions hereinafter declared or effected by the Company. The "Registration Date" shall be the date the SEC declares the Registration Statement effective under the Securities Act. The Company shall provide the registered holders of the Warrants with notice of any suspension of the effectiveness of the Registration Statement and the Warrants shall not be exercisable during the pendency of any such suspension.

         Each Warrant Certificate shall be dated the date on which the Warrant Agent received valid issuance instructions from the Company or a transferring holder of a Warrant Certificate or, if such instructions specify another date, such other date.

         Each Warrant Certificate shall be executed on behalf of the Company by the Chairman of the Board, Chief Executive Officer, President or Vice President of the Company, either manually or by facsimile signature printed thereon, and be attested by the Secretary or Assistant Secretary of the Company, either manually or by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.


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In case any officer of the Company who shall have signed any of the Warrant
Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such Warrant Certificates nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

         For purposes of this Agreement, the term "close of business" on any given date shall mean 5 P.M. Atlanta, Georgia time, on such date; provided, however, that if such date is not a business day it shall mean 5 P.M. Atlanta, Georgia time, on the next succeeding business day. For purposes of this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in Atlanta, Georgia are authorized or obligated by law to be closed.

                                   SECTION 3.

                    Subsequent Issue of Warrant Certificates

         Subsequent to their original issuance, no Warrant Certificates shall be reissued except (i) Warrant Certificates issued upon transfer thereof in accordance with Section 4 hereof, (ii) Warrant Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to Section 4 hereof, (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 5 hereof,
(iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates to evidence the unexercised portion of such Warrant Certificates pursuant to Section 7 hereof and (v) Warrant Certificates issued to reflect any adjustment or change in the Purchase Price or the number or kind of shares purchasable thereunder pursuant to Section 22 hereof. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of said Sections 4, 5, 7 and 22, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.

                                   SECTION 4.

                Transfers and Exchanges of Warrant Certificates

         The Warrant Agent will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate.

         The Warrant Agent shall initially issue the Warrants in bulk Warrant Certificates in accordance with the written instructions of the Company. Following the completion of the claims administration process associated with the 1996 Class Action Settlement, the Warrant Agent shall


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issue Warrant Certificates evidencing the Warrants in such names and denominations as the Company shall designate in writing to the Warrant Agent.

         The Warrant Agent shall, from time to time, register the transfer of any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly completed and executed with such signature guaranteed by a banking institution or NASD member and such supporting documentation as the Warrant Agent or the Company may reasonably require, to the Warrant Agent, at its office in Atlanta, Georgia at any time at or prior to the close of business on the Expiration Date, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax. Payment of the amount of such tax may be in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Warrant Agent, who shall in turn make prompt payment to the Company.

         Upon receipt of a Warrant Certificate, with the Form of Assignment duly completed and executed, accompanied by payment of an amount equal to any applicable transfer tax and any other required documentation, the Warrant Agent shall promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to such transferee; provided, however, in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Warrants not so transferred.

         Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly completed and executed, to the Warrant Agent, at any time or from time to time prior to the close of business on the Expiration Date. The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section 4.

                                   SECTION 5.

           Mutilated, Destroyed, Lost or Stolen Warrant Certificates

         Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft, or destruction, of indemnity or security (such as a surety bond) reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Warrant Agent shall countersign and deliver a new Warrant Certificate of like tenor for the same number of Warrants.


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                                   SECTION 6.

                    Adjustments of Number and Kind of Shares
                         Purchasable and Purchase Price


         The number and kind of securities or other property purchasable upon exercise of a Warrant and the Purchase Price shall be subject to adjustment from time to time upon the occurrence, after August 14, 1997, of any of the following events:


                  A. In case the Company shall (i) pay a dividend in, or make a distribution of, shares of Common Stock or of capital stock convertible into Common Stock on its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Warrant Certificate thereafter surrendered for exercise shall be entitled to receive for the same aggregate Purchase Price the number of shares of Common Stock which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event. An adjustment made pursuant to this Section 6(A) shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Section 6(A), the holder of any Warrant Certificate thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be evidenced by a board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Purchase Price between or among shares of such classes of capital stock.

                  B. In the event of any adjustment of the total number of shares of Common Stock purchasable upon exercise of the then outstanding Warrants pursuant to Section 6(A) hereof, the Purchase Price per share applicable to each such outstanding Warrant shall be proportionately adjusted in order that the aggregate Purchase Price of such Warrants shall remain unchanged.

                  C. In the event of any capital reorganization or any reclassification of the Common Stock (except as provided in Section 6(A) and 6(D)), any holder of Warrants, upon exercise thereof, shall be entitled to receive, in substitution of the Common Stock to which such holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property (or cash) of the Company that such holder would have been entitled to receive at


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         the same aggregate Purchase Price upon such reorganization or reclassification if such holders Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be evidenced by a board resolution filed with the Warrant Agent) shall be made for the application of this Section 6 with respect to the rights and interests thereafter of the holders of Warrants (including, but not limited to, the allocation of the adjusted Purchase Price between or among shares of classes of capital stock), to the end that this Section 6 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Purchase Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon exercise of the Warrants.

                  D. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, together with any parent corporation thereto which has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6. This Section 6(D) shall similarly apply to successive consolidations, mergers, sales or transfers. Notwithstanding the foregoing, in the event of a transaction subject to this Section 6(D) in which the Common Stock purchasable upon the exercise of a Warrant is converted into anything other than an equity security registered under the Securities Exchange Act of 1934, as amended, then the Company shall not enter into a supplemental warrant agreement as contemplated above, but shall, in lieu thereof, redeem all Warrants outstanding on the effective date of such transaction for a per Warrant redemption price equal to the Fair Warrant Valuation (as hereinafter defined). For purposes hereof, the "Fair Warrant Valuation" shall mean the fair market value of a Warrant as determined in good faith by an independent valuation expert retained by the Warrant Agent, which fair market valuation shall be determined utilizing the Black-Scholes method of valuation and shall take into account such factors at the then remaining term of the Warrant (without giving effect to the transaction contemplated by this Section 6(D)), the Purchase Price, the volatility associated with the Company's Common Stock and such other factors as such independent valuation expert shall deem necessary and appropriate in determining the fair market value


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         of a Warrant. The fees and expenses of such independent valuation expert shall be paid by the Company. In the event the Company redeems the outstanding Warrants pursuant to this Section 6(D), the Company shall provide the holders of Warrants with notice of its intention to redeem such Warrants at least ten (10) days prior to the effective date of the transaction subject to this Section 6(D), which notice shall contain, among other things, a summary of the Fair Warrant Valuation determined by the independent valuation expert as well as instructions for tendering the Warrants and receiving the redemption price therefor. The Company shall be obligated to deliver the redemption price for the Warrants redeemed pursuant to this Section 6(D) to the holders of outstanding Warrants subject to such redemption by certified or official bank check payable in lawful money of the United States of America within ten (10) business days of the effective date of the transaction subject to this Section 6(D).

                  The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 20 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.


                  E. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but not required, to make such reductions in the Purchase Price, in addition to those required by this Section 6, as in its discretion it shall determine to be advisable, provided that any such reduction shall be effective for a period of not less than 30 days from the date of mailing of notice of such reduction to the registered holders of the Warrants in accordance with Section 6(F).

                  F. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant or the Purchase Price is adjusted as provided in this Section 6, the Company will promptly file with the Warrant Agent a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and by the Secretary or Assistant Secretary of the Company setting forth the number and kind of shares purchasable and the Purchase Price, as so adjusted, stating that such adjustments in the number or kind of shares or other securities, or in the Purchase Price, conform to the requirements of this Section 6, and setting forth a brief statement of the facts accounting for such adjustments. Promptly after receipt of such certificate, the Company, or the Warrant Agent at the Company's request, will mail a brief summary thereof (to be supplied by the Company) to the registered holders of the Warrants by first-class, postage prepaid mail; provided, however, that failure to file or to give any notice required to be given


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         pursuant to this Section 6 hereof shall not affect the legality or validity of any transaction listed in this Section 6.

                  G. Irrespective of any adjustments in the Purchase Price or in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Warrant Agreement.

                  H. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company, to make any computation required under this Section 6, and a certificate signed by such firm shall in the absence of fraud or gross negligence be conclusive evidence of the correctness of any computation made under this Section 6.

                  I. For the purpose of this Section 6, the term "Common Stock" shall mean (i) the class of voting stock designated as Common Stock in the Restated Certificate of Incorporation of the Company, as amended, at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time as a result of an adjustment made pursuant to this Section 6, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of the Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 6, and all other provisions of this Agreement, with respect to the Common Stock shall apply on like terms to any such other shares.


                                   SECTION 7.

                       Duration and Exercise of Warrants

         The initial Purchase Price (as defined below) for the Common Stock purchasable pursuant to the exercise of a Warrant shall be $12.00 per share of Common Stock in lawful money of the United States of America, which Purchase Price shall hereafter be subject to adjustment as provided in Section 6 hereof. Except as the context otherwise requires, the term "Purchase Price" as used in this Agreement shall mean the purchase price for a share of Common Stock purchasable upon exercise of a Warrant in effect as of the relevant date and shall reflect all adjustments made in accordance with the provisions of Section 6 hereof. Each Purchase Price shall continue in effect until further adjusted pursuant to the provisions of Section 6 hereof.


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         The registered holder of any Warrant Certificate may exercise the
Warrants evidenced thereby, in whole at any time or in part from time to time, after the close of business on the Registration Date and at or prior to the Expiration Date (at which time the Warrant Certificates shall be and become wholly void and of no value); provided, however, that the Company shall be authorized to refuse to honor the exercise of any Warrant, if such exercise would result in the good faith determination of the Board of Directors of the Company upon the advice of counsel in the violation by the Company of any law, including, but not limited to, a violation of the Securities Act or any applicable state securities law.

         Exercise of Warrants shall be accomplished upon the surrender of the Warrant Certificate evidencing such Warrants, with the Form of Election to Purchase on the reverse side thereof duly completed and executed, to the Warrant Agent at its office in Atlanta, Georgia together with payment to the Warrant Agent for the account of the Company of the Purchase Price (as of the date of such surrender) for each share of Common Stock then being purchased and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise. Payment of the Purchase Price and other amounts may be made, either wholly or partly, in cash or by certified or official bank check payable in lawful money of the United States of America to the order of the Warrant Agent, who shall in turn make prompt payment to the Company. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant.

         Upon receipt of a Warrant Certificate, with the Form of Election to Purchase duly completed and executed, accompanied by payment of the Purchase Price for the Common Stock to be purchased (and of an amount equal to any applicable taxes or governmental charges as aforesaid), the Warrant Agent shall promptly requisition from the transfer agent of the Common Stock of the Company and deliver to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock to be purchased, together with cash or scrip made available by the Company pursuant to Section 8 hereof in respect of any fraction of a share of such Common Stock otherwise issuable upon such exercise. If the Warrant is then exercisable to purchase property other than securities, the Warrant Agent shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of such Warrant Certificate.

         In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of such Warrant Certificate, or to his duly authorized assigns (provided the Warrant Agent shall have received an amount equal to all applicable transfer taxes, if any), a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

         Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the

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Common Stock represented thereby as of , and such certificate shall be dated, the date upon which the Warrant Certificate was duly surrendered in proper form and payment of the Purchase Price (and of any applicable taxes or other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares as of, and such certificate shall be dated, the next succeeding business day on which the stock transfer books of the Company are open. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than twenty (20) consecutive business days except upon consolidation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise provided by law.

         Notwithstanding anything to the contrary set forth herein or in the Warrant Certificate, the Company shall have the right, but not the obligation, to redeem any Warrant submitted to the Warrant Agent for exercise at a redemption price equal to the "current market price"(as defined in Section 8(B) hereof) of a share of Common Stock on the Trading Day immediately proceeding the date of such submission to the Warrant Agent less the Purchase Price of such Warrant on the date of such submission and less any applicable transfer or other taxes or governmental charges which the Company may be required by law to collect in respect of such redemption. In the event the Company elects to redeem any such Warrants submitted for exercise, the Company shall deliver to the holder of such Warrants the above-described redemption price by certified or official bank check payable in lawful money of the United States of America within ten (10) business days after receipt of notice from the Warrant Agent that such Warrants have been submitted for exercise.



                                   SECTION 8.

                              Fractional Interests

         A. The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of Common Stock on the exercise of the Warrants. If any fraction (calculated to the nearest one-hundredth) of a share of Common Stock would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant, the Company shall, at its option, either (I) purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the current market price (as defined in Section 8(B) hereof) of a share of Common Stock on the Trading Day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise in accordance with Section 7 hereof or (ii) issue scrip of the Company in lieu thereof. If the Company elects to issue scrip, the terms of such scrip shall be set forth in a supplement to this Warrant Agreement entered into between the Company and the Warrant Agent. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of Common Stock upon exercise of a Warrant.


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         B. For the purpose of any computation under Section 8(A) hereof and as used elsewhere in this Agreement, the "current market price" per share of Common Stock at any date shall be deemed to be the average of the "last reported sales prices" for the 20 consecutive Trading Days commencing 25
Trading Days before the day in question. As used herein, the "last reported sales price" for each day shall be (I) the last reported sales price of Common Stock on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the ten preceding Trading Days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sales price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not or in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sales price of Common
Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein, the term "Trading Day" with respect to Common Stock means (i) if such class of stock is quoted on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, any day on which trades may be made on such system, (ii) if such class of stock is listed or admitted for trading on any national securities exchange, any day on which the principal national securities exchange on which such class of stock is listed or admitted for trading is open for business or (iii) if not quoted or listed as described in clause (i) or (ii), any day on which the New York Stock Exchange is open for business.


                                   SECTION 9.

                          Reservation of Common Stock

         The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall upon such issue be duly authorized, validly issued and fully paid and non-assessable. Promptly after the Expiration Date of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants.

         The Warrant Agent is hereby irrevocably authorized to requisition from time to time the transfer agent of the Common Stock, and any subsequent transfer agent of any shares of the Company's capital stock issuable upon the exercise of the Warrants, for stock certificates required to honor outstanding Warrants. The Company hereby irrevocably authorizes its present and any future transfer agent to comply with all such requests. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash or scrip which may be issuable as provided in Section 8 hereof.


                                  SECTION 10.

                            Delivery of Prospectuses

         For so long as the Company may be required by the Securities Act or any other applicable Federal or state law, to furnish a prospectus to the registered holders of the Warrant Certificates upon their exercise of Warrants, the Company shall promptly deliver upon request at the principal office of the Warrant Agent (or successor warrant agent) sufficient quantities of such prospectuses for delivery to the registered holders of the Warrant Certificates upon their exercise of Warrants, and the Warrant Agent hereby agrees to deliver such prospectuses to such registered holders of the Warrant Certificates together with the shares of Common Stock or other securities receivable by such registered holders of the Warrant Certificates upon their exercise of Warrants.


                                  SECTION 11.

                  Reduction of Purchase Price Below Par Value

         Before taking any action which would cause an adjustment pursuant to
Section 6 hereof reducing the Purchase Price below the then par value (if any) of the shares of Common Stock issuable upon exercise of the Warrants, the Company will in good faith and as expeditiously as reasonably possible endeavor to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Purchase Price.


                                  SECTION 12.

                       Notice of Certain Corporate Action

         In case the Company, after the date hereof, shall propose to effect
(i) any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or (ii) any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall file with the Warrant Agent, and the Company, or the Warrant Agent on the Company's behalf, shall mail (by first-class, postage prepaid mail) to all registered holders of the Warrant Certificates notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such reclassification or reorganization or the date on which such consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Purchase Price and the number of and kind of shares or other securities purchasable upon exercise of Warrants which will be required as a result of such action. Such notice shall be filed and mailed in the case of any action covered by clause (i) above at least ten days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least 20 days prior to the earlier of the date on which such consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

         Failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 12.


                                  SECTION 13.

                           Disposition of Proceeds on
                     Exercise of Warrant Certificates, Etc.

         The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of the Common Stock through the exercise of such Warrants.

         The Warrant Agent shall keep copies of this Agreement available for inspection by registered holders of the Warrant Certificates during normal business hours at its office in Atlanta, Georgia. Copies of this Agreement may be obtained upon written request addressed to Secretary, Medaphis Corporation, 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

                                  SECTION 14.

              Warrant Certificate Holder Not Deemed a Stockholder

         No holder, as such, of any Warrant Certificate shall be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 12 hereof), or to receive dividends or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt of the Purchase Price and any other amounts payable upon such exercise by the Warrant Agent.


                                  SECTION 15.

                                Right of Action

         All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any Warrant Certificate, may, in such holders own behalf and for such holders own benefit, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holders right to exercise the Warrants evidenced by such Warrant Certificate for the purchase of shares of the Common Stock in the manner provided in such Warrant Certificate and in this Agreement.

                                  SECTION 16.

                  Agreement of Holders of Warrant Certificates

         Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

                  (i) the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

                  (ii) the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered thereunder as the absolute owner of the Warrant

         (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


                                  SECTION 17.

                      Cancellation of Warrant Certificates

         In the event that the Company shall redeem, purchase or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, such Warrant Certificate or Certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it by transfer, split-up, combination or exchange. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.


                                  SECTION 18.

                          Concerning the Warrant Agent

         The Company agrees to pay to the Warrant Agent from time to time, on demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses, including counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.


                                  SECTION 19.

                           Merger or Consolidation or
                        Change of Name of Warrant Agent

         Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant

Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original warrant agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor warrant agent or in the name of the successor warrant agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned, or the Warrant Agent may countersign such Warrant Certificates in its changed name prior to their delivery; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.


                                  SECTION 20.

                            Duties of Warrant Agent

         The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

         A. The Warrant Agent may consult with counsel (who may be counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; provided, however, that the Warrant Agent shall have exercised reasonable care in the selection of such counsel. Any fees and expenses of such counsel to the extent reasonable, shall be paid by the Company.

         B. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any actions hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and by the Secretary or Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         C. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

         D. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         E. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereby of the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Purchase Price or the making of any change in the number of shares of Common Stock purchasable upon exercise of a Warrant required under the provisions of Section 6 hereof or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrant Certificates after actual notice of any adjustment of the Purchase Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and non-assessable.

         F. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrant Certificates, as their respective rights or interests may appear.

         G. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         H. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

         I. The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

         J. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys, agents and employees.

         K. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

         L. The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct.


                                  SECTION 21.

                            Change of Warrant Agent

         The Warrant Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' prior notice in writing mailed to the Company by registered or certified mail. The Company may remove the Warrant Agent or any successor warrant agent upon thirty (30) days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within fifteen (15) days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Company shall fail to make such appointment within a period of fifteen (15) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then (i) the Company agrees to perform the duties of the Warrant Agent hereunder and (ii) the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as warrant agent without further act or deed; but the former warrant agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 21, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.


                                  SECTION 22.

                      Issuance of New Warrant Certificates

         Notwithstanding any of the provisions of this Agreement or the Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price or the number or kind of shares purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.


                                  SECTION 23.

                                    Notices

         Notice or demand pursuant to this Agreement to be given to or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, registered mail or recognized overnight courier service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                      Medaphis Corporation
                      2700 Cumberland Parkway
                      Suite 300
                      Atlanta, Georgia 30339
                      Attention: General Counsel

         Subject to the provisions of Section 21, any notice pursuant to this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, registered mail or recognized overnight courier service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                      SunTrust Bank, Atlanta
                      58 Edgewood Avenue
                      Room 225
                      Atlanta, Georgia 30303
                      Attention: Stock Transfer Department

Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made if by first-class, registered mail or recognized overnight courier service postage prepaid, to the last address of such holder as it shall appear on the registry books maintained by the Warrant Agent.


                                  SECTION 24.

                           Modification of Agreement

         The Warrant Agent may, without the consent or concurrence of the registered holders of the Warrant Certificates, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that the Warrant Agent shall have been advised by counsel (who may be counsel for the Company) are necessary or desirable to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or to make any other provisions in regard to matters or questions arising hereunder and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interests of the holders of Warrant Certificates.

         With the consent of the holders of at least a majority in number of the Warrants at the time outstanding, the Company and the Warrant Agent may at any time and from time to time, by supplemental agreement or amendment, add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the registered holders of Warrant Certificates and of the Company; provided, however, that no such supplemental agreement or amendment shall, without the consent of the registered holder of each outstanding Warrant Certificate affected thereby:

              (1) alter the provisions of this Agreement so as to affect adversely the terms upon which the Warrants are exercisable; or

              (2) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.


                                  SECTION 25.

                                   Successors

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


                                  SECTION 26.

                                 Governing Law

         This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be construed in accordance with the laws of said State, without application of the choice of law rules of said State.


                                  SECTION 27.

                                  Termination

         This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants have been exercised or are no longer outstanding, except that the Warrant Agent shall account to the Company as to all Warrants outstanding and all cash held by Company as of the close of business on the Expiration Date.


                                  SECTION 28.

                           Benefits of this Agreement

         Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Warrant Certificates.

                                  SECTION 29.

                              Descriptive Headings

         The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                                  SECTION 30.

                                  Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.


                                                   MEDAPHIS CORPORATION

Dated: July 8, 1998
                                                   By: /s/ Randolph L.M. Hutto
                                                       ------------------------
                                                       Executive Vice President





Dated: July 8, 1998
                                                   SUNTRUST BANK, ATLANTA


                                                   By: /s/ Sue Hampton
                                                       ------------------------
                                                       Vice President

                                   EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]


         Number of Warrants _______             Warrant Cusip No. 584028  11  2


                   VOID AFTER 5 P.M., ATLANTA, GEORGIA TIME,
                                ON July 8, 2003



                              MEDAPHIS CORPORATION
                        WARRANT TO PURCHASE COMMON STOCK


         THIS CERTIFIES THAT ____________________, or the registered assigns thereof, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof to purchase from Medaphis Corporation, a corporation incorporated under the laws of the State of Delaware (hereinafter called the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one fully paid and non-assessable share of voting common stock, par value $0.01 per share, of the Company (hereinafter called the "Common Stock"), upon presentation and surrender of this Warrant Certificate, with the Form of Election to Purchase duly executed and the instructions for the registration and delivery of Common Stock completed, at any time after the Registration Date (as defined in the Warrant Agreement) and at or prior to 5 P.M. Atlanta, Georgia time on July 8, 2003, at the office in Atlanta, Georgia of SunTrust Bank, Atlanta, Warrant Agent of the Company (hereinafter called the "Warrant Agent"), or at the office of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Purchase Price (as hereinafter defined) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Warrant Agent. The initial Purchase Price per share of Common Stock is $12.00. The Purchase Price and the number and kind of shares of stock of the Company purchasable upon the exercise of the Warrants represented hereby are subject to modification and adjustment upon the happening of certain events set forth in the Warrant Agreement. The term "Purchase Price" as used in this Certificate shall mean the purchase price of a share of Common Stock upon exercise of this Warrant in effect as of the relevant date and shall reflect all adjustments made thereto in accordance with the Warrant Agreement. This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of July 8, 1998 (hereinafter called the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference to the Warrant Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the registered holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the corporate trust office of the Warrant Agent.

         The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest (computed as provided in the Warrant Agreement) or, at its option, shall issue scrip in lieu thereof, all as provided in the Warrant Agreement. In no event shall the Company be required to issue fractions of Warrants.

         In certain cases, the sale of Common Stock by the Company upon the exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to file a registration statement under the Securities Act of 1933, as amended as soon as reasonably practicable following the Price Threshold Date (as defined in the Warrant Agreement) and has agreed to exercise reasonable commercial efforts to maintain the effectiveness of such registration statement until the Expiration Date and to take such action under the laws of various states as may be required to cause the sale of Common Stock pursuant to exercise of the Warrants to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the good faith determination of the Board of Directors upon advice of counsel, the sale of Common Stock upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, redeem Warrants submitted for exercise at a redemption price equal to the current market price per share of Common Stock (as defined in the Warrant Agreement) on the trading date immediately prior to the date of such submission less the Purchase Price of such Warrant on such date and less any applicable transfer or other taxes or other governmental charges which the Company may be required by law to collect in respect of such redemption, any such redemptions to be subject to the terms and conditions of the Warrant Agreement. In certain other cases, the Company shall be required to redeem all outstanding Warrants for a redemption price equal to the Fair Warrant Valuation (as defined in the Warrant Agreement).

         This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

         No holder of this Warrant Certificate, as such, shall be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement), or to receive dividends or subscription rights or otherwise, until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

         Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant Certificate that:

                  (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

                  (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered thereunder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

         WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.



[CORPORATE SEAL]
                                            MEDAPHIS CORPORATION


Dated:_____________                         By:________________________________
                                                 Authorized Officer


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



                                            ATTEST:


                                            By:________________________________
                                                 Secretary

Countersigned:


SUNTRUST BANK, ATLANTA
Warrant Agent


By: _________________________
         Authorized Officer

                              MEDAPHIS CORPORATION
                          FORM OF ELECTION TO PURCHASE
             (To Be Executed by the Registered Holder Upon Exercise
            of Warrants Evidenced by the Within Warrant Certificate)

MEDAPHIS CORPORATION:

         The undersigned hereby (1) irrevocably elects to exercise ______ Warrants, evidenced by the within Warrant Certificate, and to purchase thereunder _____ full shares of the Common Stock issuable upon exercise of said Warrants; (2) makes payment in full of the Purchase Price of such shares and any applicable taxes by payment of cash or official bank or certified check, payable to the order of SunTrust Bank, Atlanta or its successor warrant agent,
(3) requests that certificates for such shares of Common Stock be issued in the name of and delivered to the following:



-------------------------------------------------------------------------------
            Name and Social Security or other Identifying Tax Number


-------------------------------------------------------------------------------
                       Street Address or Post Office Box


-------------------------------------------------------------------------------
                             City, State, Zip Code

and (4) if said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to the following:


-------------------------------------------------------------------------------
            Name and Social Security or other Identifying Tax Number


-------------------------------------------------------------------------------
                       Street Address or Post Office Box


-------------------------------------------------------------------------------
                             City, State, Zip Code

Dated:   ____________, _____          Signature:_______________________________
                                               (Signature of Registered Holder
                                               or Assignee)


                                               Social Security or other
                                               Identifying Tax Number of
                                               Registered Holder or
                                               Assignee:_______________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares of Common Stock or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed by an eligible guarantor institution as provided below.

                               FORM OF ASSIGNMENT

              (To Be Executed by the Registered Holder In order to Assign Warrants evidenced by the Within Warrant Certificate)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers __________ Warrants represented by this Warrant Certificate to



-------------------------------------------------------------------------------
 (PRINT NAME, ADDRESS AND SOCIAL SECURITY OR OTHER IDENTIFYING TAX
NUMBER OF ASSIGNEE)

and does hereby irrevocably constitute and appoint_____________________________

______________________________________________________________________ attorney to transfer said Warrants on the books of the Company, with full power of substitution.

Dated: _______________________________________________________________________


Social Security or other Identifying Tax Number of Registered
Holder:_______________________



-------------------------------------------------------------------------------
(SIGNATURE OF REGISTERED HOLDER)


NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

SIGNATURE GUARANTEED:


By:____________________________________________________________________________

THE SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17 Ad-5).